Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS THIRD-QUARTER RESULTS

INCREASES 2014 EARNINGS GUIDANCE

ANNOUNCES CHANGES TO EXECUTIVE MANAGEMENT TEAM

NASHVILLE, Tenn. ─ (November 4, 2014) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the third quarter ended September 30, 2014. The Company’s results for the quarter included (see page 6 for a reconciliation of all GAAP and non-GAAP financial results):

•	Net revenues of $503.2 million, an increase of 91.3% from the third quarter of 2013;

•	Net loss from continuing operations attributable to AmSurg of $12.1 million; adjusted net earnings of $34.6 million, up 92.4%;

•	Net loss per share from continuing operations attributable to AmSurg of $0.23; adjusted net earnings per diluted share of $0.69, up 23.2% on higher diluted shares outstanding; and

•	Growth of 110.4% in adjusted EBITDA to $95.9 million.

Mr. Holden commented, “We are pleased with AmSurg’s performance for the third quarter, which produced better than expected financial results. In addition, the work to integrate the acquisition of Sheridan, which was completed July 16, 2014, has gone very well. The combination of Sheridan’s leadership position in outsourced physician services with AmSurg’s leadership in ambulatory services has been well-received in our markets and has generated a strong pipeline of cross-selling opportunities. In addition, we continue to have robust pipelines of potential acquisitions across our markets, and we are well-positioned financially to fund our growth strategies. We believe AmSurg represents an innovative and differentiated platform of services and expertise that is highly aligned with the transformation of the healthcare delivery system, including the industry-wide drive to improve quality and lower the costs of care and the development of integrated care systems as the market shifts to value-based payment arrangements.”

Ambulatory Services

Net revenues for Ambulatory Services increased 5.4% for the third quarter, to $277.3 million from $263.0 million for the third quarter of 2013. Same-center revenue grew 1.7% for the third quarter compared with the third quarter last year and has increased 0.6% for the first nine months of 2014. Adjusted EBITDA increased 5.1% to $47.9 million for the third quarter of 2014 from $45.6 million for the prior-year quarter, with adjusted EBITDA margin consistent for each quarter at 17.3%.

During the third quarter, the Ambulatory Services segment added four new ambulatory surgery centers through acquisition, including three centers acquired as part of the Sheridan transaction, two of which are consolidated and one of which is unconsolidated. The fourth acquired center is also unconsolidated. In addition, there were four center dispositions for the third quarter, which resulted in 243 centers in operation at the end of the quarter. Ambulatory Services also had eight centers under letter of intent at the end of the quarter, one of which has since been acquired, and one center under development that is expected to open in 2015.

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AMSG Reports Third-Quarter Results

November 4, 2014

Physician Services

Net revenues for Physician Services were $225.9 million for the third quarter of 2014, and adjusted EBITDA was $48.0 million, or 21.3% of net revenues. These figures include results from the date of the Sheridan acquisition on July 16, 2014 through the end of the third quarter. For comparison purposes, and inclusive of 15 days of pre-acquisition activity, Physician Services produced an increase in net revenues of 15.8% for the full three months ended September 30, 2014 compared with the third quarter of 2013. This increase was comprised of 3.7% growth in same contract revenues, 0.9% growth in new contract revenues and 11.2% growth in acquisition revenues. Organic growth in net revenues totaled 5.5% for the full third quarter of 2014 and 7.3% for the first nine months of the year. Contributing to organic growth for the quarter, same contract revenues increased 5.1% and new contract revenues increased 0.4%. Same contract revenue growth was comprised of a 2.4% increase in patient encounters and a 2.7% increase in net revenue per patient encounter.

Yesterday, the Physician Services segment completed the acquisition of Desert Neonatology Associates, which provides neonatology services for Banner Health facilities within greater Phoenix, Arizona. This practice has a staff of six physicians and 30 neonatal nurse practitioners and represents Physician Services’ initial entry into the Phoenix market. In addition, a second acquisition has been completed since the end of the third quarter of a three-physician maternal fetal medicine practice located in southern Florida.

Liquidity

At the end of the third quarter of 2014, AmSurg had cash and cash equivalents of $194.1 million and availability of $300.0 million under its revolving credit facility. Net cash flows from operations, excluding distributions to noncontrolling interests and transaction-related costs of $38.4 million, were $113.4 million for the third quarter and $175.6 million for the first nine months of 2014. The Company’s ratio of total debt at the end of the quarter to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 5.4.

Guidance

Based on the Company’s results for the third quarter and year to date, as well as its outlook for the remainder of 2014, AmSurg today is revising its financial and operating guidance for 2014 and establishing guidance for the fourth quarter of the year. The Company’s guidance for adjusted net earnings per diluted share from continuing operations attributable to common shareholders (“Adjusted EPS”) excludes transaction and severance costs related to acquisitions, acquisition-related amortization expense, gains or losses on deconsolidations and share-based compensation expense. The Company’s guidance is as follows:

•	Revenues in a range of $1.60 billion to $1.61 billion;

•	Same-center revenue increase of 1% for Ambulatory Services, 6% to 8% organic revenue growth in Physician Services;

•	Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $235 million to $245 million, excluding transaction costs;

•	Adjusted EPS in a range of $2.66 to $2.71; and

•	For the fourth quarter of 2014, Adjusted EPS in a range of $0.70 to $0.73.

The information contained in the preceding paragraphs, including information regarding the Company’s financial results for future periods, is forward-looking information. Forward-looking information involves known and unknown risks and uncertainties as described below. There can be no assurance that AmSurg will attain the financial targets set forth in this press release. The Company’s

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AMSG Reports Third-Quarter Results

November 4, 2014

actual results and performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

For the fourth quarter and full year of 2014, non-GAAP adjusted net earnings per diluted share from continuing operations exclude transaction and severance costs related to the acquisition of Sheridan, acquisition-related amortization expense, gains and losses on deconsolidation and share-based compensation expense, net of the tax impact thereon, the exact amount of which are not currently determinable but may be significant.  For that reason, the Company is unable to provide fourth quarter and full-year GAAP net earnings guidance.

Changes to Executive Management

Mr. Holden also today announced changes to the Company’s executive management as part of the integration of Sheridan. Phillip A. Clendenin, formerly the Executive Vice President - Operations of AmSurg, has been named President - Ambulatory Services. Robert Coward, formerly President of Sheridan, has been named President - Physician Services and Chief Development Officer for the Company. In addition, the Company announced that David L. Manning, Executive Vice President and Chief Development Officer of the Company, will be leaving the Company effective December 31, 2014.

Mr. Holden remarked, “David Manning, with his positive endorsement and support for the timing of his succession plan, will complete his extraordinary career at AmSurg at the end of the year. David has been a leader and the driving force in the success of AmSurg since his co-founding of the Company. We are grateful for all of David’s contributions to AmSurg during his many years of service to the Company.

“I also congratulate Phillip and Bob on their new responsibilities. Phillip has a long and successful background in healthcare, including as Senior Vice President of Corporate Services, Senior Vice President - Operations and Executive Vice President - Operations of AmSurg. We recently welcomed Bob to AmSurg as a result of the acquisition of Sheridan, where he has served as President since 2010. Prior to becoming President, Bob served Sheridan as Chief Financial Officer and as Senior Vice President of Operations or Chief Operating Officer since 2000. We look forward to the continuing contributions of these leaders in their new positions.”

Conference Call

AmSurg Corp. will hold a conference call to discuss this release today, November 4, 2014, at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

Safe Harbor

This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as costs increase; the potential loss of collections and revenue if the Company is unable to timely enroll providers in the Medicare and Medicaid programs; the Company’s ability to acquire and develop additional surgery centers and its ability to acquire or develop additional relationships with providers for outsourced physician services on favorable terms; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; adverse developments affecting the medical practices of the Company’s physician partners and affiliated practices; the Company’s ability to maintain favorable

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AMSG Reports Third-Quarter Results

November 4, 2014

relations with its physician partners, affiliated practices and clients; the Company’s ability to grow revenues by increasing procedure volume while maintaining operating margins and profitability within its existing centers and outsourced physician services operations; the Company’s ability to manage the growth in its business, successfully integrate and operate acquired businesses and achieve expected benefits from acquisitions; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers or operations related to its outsourced physician services; the Company’s ability to generate sufficient cash to service all of its indebtedness; adverse weather and other factors beyond the Company’s control that may affect its surgery centers or operations of its outsourced physician services; the Company’s failure to comply with applicable laws and regulations; the Company’s failure to effectively and timely transition to the ICD-10 coding system; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk from an unpredictable impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; the risk that non-competition agreements in place with the Company’s physicians or other clinical employees may not be enforceable; the risk of payment delays, forfeiture of payment or civil and criminal penalties related to failing to satisfy any notification and reapplication requirements for any acquired companies to maintain licensure, certification and other authorities to operate after an acquisition; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against the Company; the risk that the Company’s reserves established with respect to its losses covered under its insurance programs are not adequate; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent the Company from acting solely in its best interests; potential write-offs of the impaired portion of intangible assets; and potential liabilities relating to the tax deductibility of goodwill; and other risk factors described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

About AmSurg

AmSurg Corp. operates an Ambulatory Services business that acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the U.S. AmSurg also operates a Physician Services business that provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities, primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of September 30, 2014, AmSurg owns and operates 243 ASCs in 34 states and provides physician services in 25 states, employing more than 2,600 physicians and other healthcare professionals.

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AMSG Reports Third-Quarter Results

November 4, 2014

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data (In thousands, except earnings per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of Operations Data:	2014	2013	2014	2013
Revenues	$556,426	$263,035	$1,096,066	$780,714
Provision for uncollectibles	(53,193)	—	(53,193)	—
Net revenue	503,233	263,035	1,042,873	780,714
Operating expenses:
Salaries and benefits	240,585	83,416	407,247	243,587
Supply cost	42,241	37,360	121,392	112,329
Other operating expenses	81,532	55,023	192,011	159,291
Transaction costs	25,102	110	28,681	285
Depreciation and amortization	20,866	8,239	37,620	24,152
Total operating expenses	410,326	184,148	786,951	539,644
Gain on deconsolidation	—	—	3,411	2,237
Equity in earnings of unconsolidated affiliates	2,158	1,095	3,461	2,193
Operating income	95,065	79,982	262,794	245,500
Interest expense, net	39,055	7,293	52,909	22,346
Debt extinguishment costs	16,887	—	16,887	—
Earnings from continuing operations before income taxes	39,123	72,689	192,998	223,154
Income tax expense	18	11,161	25,872	35,715
Net earnings from continuing operations	39,105	61,528	167,126	187,439
Net earnings (loss) from discontinued operations	(1,682)	739	(1,417)	2,937
Net earnings	37,423	62,267	165,709	190,376
Net earnings attributable to noncontrolling interests	47,257	45,496	139,387	137,231
Net earnings (loss) attributable to AmSurg Corp. shareholders	(9,834)	16,771	26,322	53,145
Preferred stock dividends	(2,239)	—	(2,239)	—
Net earnings (loss) attributable to AmSurg Corp. common shareholders	$(12,073)	$16,771	$24,083	$53,145

Amounts attributable to AmSurg Corp. common shareholders:
Earnings (loss) from continuing operations, net of income tax	$(10,704)	$16,659	$25,569	$52,192
Discontinued operations, net of income tax	(1,369)	112	(1,486)	953
Net earnings (loss) attributable to AmSurg Corp. common shareholders	$(12,073)	$16,771	$24,083	$53,145
Basic earnings (loss) per share attributable to AmSurg Corp. common shareholders:
Net earnings (loss) from continuing operations	$(0.23)	$0.53	$0.70	$1.67
Net earnings (loss) from discontinued operations	(0.03)	—	(0.04)	0.03
Net earnings (loss)	$(0.26)	$0.53	$0.66	$1.70
Diluted earnings (loss) per share attributable to AmSurg Corp. common shareholders:
Net earnings (loss) from continuing operations	$(0.23)	$0.52	$0.69	$1.64
Net earnings (loss) from discontinued operations	(0.03)	—	(0.04)	0.03
Net earnings (loss)	$(0.26)	$0.52	$0.65	$1.67
Weighted average number of shares and share equivalents outstanding:
Basic	46,320	31,376	36,620	31,267
Diluted	46,320	31,991	37,026	31,912

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AMSG Reports Third-Quarter Results

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands, except earnings per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of net earnings to Adjusted net earnings (1):
Net earnings (loss) attributable to AmSurg Corp. shareholders	$(9,834)	$16,771	$26,322	$53,145
(Earnings) loss from discontinued operations	1,868	(600)	2,067	(2,014)
Amortization of purchased intangibles	9,969	—	9,969	—
Share-based compensation	2,424	2,104	7,388	6,070
Gain on deconsolidation	—	—	(3,411)	(2,237)
Transaction costs	25,102	110	28,681	285
Debt extinguishment costs	16,887	—	16,887	—
Deferred financing write-off	12,763	—	12,763	—
Total pre-tax adjustments	69,013	1,614	74,344	2,104
Tax effect	24,571	400	26,039	591
Total adjustments, net	44,442	1,214	48,305	1,513
Adjusted net earnings	$34,608	$17,985	$74,627	$54,658

Basic shares outstanding	46,320	31,376	36,620	31,267
Effect of dilutive securities options and non-vested shares	3,904	615	1,572	645
Diluted shares outstanding, if converted	50,224	31,991	38,192	31,912

Adjusted earnings per share	$0.69	$0.56	$1.95	$1.71

Reconciliation of net earnings to Adjusted EBITDA (2):
Net earnings (loss) attributable to AmSurg Corp. shareholders	$(9,834)	$16,771	$26,322	$53,145
(Earnings) loss from discontinued operations	1,369	(112)	1,486	(953)
Interest expense, net	39,055	7,293	52,909	22,346
Income tax expense	18	11,161	25,872	35,715
Depreciation and amortization	20,866	8,239	37,620	24,152
EBITDA	51,474	43,352	144,209	134,405
Adjustments:
Share-based compensation	2,424	2,104	7,388	6,070
Transaction costs	25,102	110	28,681	285
Gain on deconsolidation	—	—	(3,411)	(2,237)
Debt extinguishment costs	16,887	—	16,887	—
Total adjustments	44,413	2,214	49,545	4,118
Adjusted EBITDA	$95,887	$45,566	$193,754	$138,523

Segment Information:
Ambulatory Services Adjusted EBITDA	$47,871	$45,566	$145,738	$138,523
Physician Services Adjusted EBITDA	48,016	—	48,016	—
Adjusted EBITDA	$95,887	$45,566	$193,754	$138,523

Net Revenue by Segment:
Ambulatory Services	$277,302	$263,035	$816,942	$780,714
Physician Services	225,931	—	225,931	—
Total net revenue	$503,233	$263,035	$1,042,873	$780,714

See footnotes on page 12

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Data- Ambulatory Services:	2014	2013	2014	2013
Continuing centers in operation at end of period (consolidated)	234	233	234	233
Continuing centers in operation at end of period (unconsolidated)	9	3	9	3
Average number of continuing centers in operation (consolidated)	234	234	232	231
New centers added during the period	4	2	6	4
Centers discontinued during the period	4	1	5	1
Centers under development/not opened at end of period	1	—	1	—
Centers under letter of intent at end of period	8	5	8	5
Average revenue per consolidated center	$1,187	$1,135	$3,450	$3,387
Same center revenues increase	1.7%	2.4%	0.6%	0.1%
Procedures performed during the period at consolidated centers	411,244	399,537	1,214,602	1,192,112
Income tax expense attributable to noncontrolling interests	$196	$197	$540	$565

Operating Data- Physician Services:	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Same contract revenue growth	5.1%	4.8%
New contract revenue growth	0.4%	2.5%
Total organic revenue growth	5.5%	7.3%

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	September 30,	December 31,
Balance Sheet Data:	2014	2013
Assets
Current assets:
Cash and cash equivalents	$194,081	$50,840
Restricted cash and marketable securities	30,251	—
Accounts receivable, net of allowance of $83,541 and $27,862, respectively	229,250	105,072
Supplies inventory	19,060	18,414
Prepaid and other current assets	128,319	36,699
Total current assets	600,961	211,025
Property and equipment, net	175,896	163,690
Investments in unconsolidated affiliates	73,126	15,526
Goodwill	3,303,818	1,758,970
Intangible assets, net	1,261,952	27,867
Other assets	5,604	866
Total assets	$5,421,357	$2,177,944
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$18,368	$20,844
Accounts payable	24,453	27,501
Accrued salaries and benefits	133,050	32,294
Accrued interest	18,717	1,885
Other accrued liabilities	59,204	7,346
Total current liabilities	253,792	89,870
Long-term debt	2,230,314	583,298
Deferred income taxes	611,098	176,020
Other long-term liabilities	92,066	25,503
Commitments and contingencies
Noncontrolling interests – redeemable	176,516	177,697
Equity:
Mandatory convertible preferred stock, no par value, 5,000 shares authorized, 1,725 and 0 shares issued and outstanding, respectively	166,647	—
Common stock, no par value, 70,000 shares authorized, 48,123 and 32,353 shares outstanding, respectively	885,622	185,873
Retained earnings	602,407	578,324
Total AmSurg Corp. equity	1,654,676	764,197
Noncontrolling interests – non-redeemable	402,895	361,359
Total equity	2,057,571	1,125,556
Total liabilities and equity	$5,421,357	$2,177,944

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AMSG Reports Third-Quarter Results

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AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of Cash Flow Data:	2014	2013	2014	2013
Cash flows from operating activities:
Net earnings	$37,423	$62,267	$165,709	$190,376
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	20,866	8,239	37,620	24,152
Amortization of deferred loan costs	14,649	—	15,645	1,459
Provision for uncollectibles	58,944	5,565	69,715	16,382
Net loss on sale of long-lived assets	1,857	84	2,468	84
Gain on deconsolidation	—	—	(3,411)	(2,237)
Share-based compensation	2,424	2,104	7,388	6,070
Excess tax benefit from share-based compensation	(198)	(680)	(2,288)	(1,890)
Deferred income taxes	13,516	10,506	31,388	29,835
Equity in earnings of unconsolidated affiliates	(2,158)	(1,095)	(3,461)	(2,193)
Debt extinguishment costs	4,536	—	4,536	—
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(49,008)	(1,783)	(65,758)	(17,821)
Prepaid, supplies and other current assets	(22,104)	1,056	(24,346)	(1,339)
Accounts payable	(7,610)	(472)	(10,007)	(2,823)
Accrued expenses and other liabilities	47,599	8,975	48,368	6,820
Other, net	1,734	1,617	2,485	2,058
Net cash flows provided by operating activities	122,470	96,383	276,051	248,933
Cash flows from investing activities:
Acquisitions and related expenses	(2,114,211)	(41,109)	(2,138,648)	(59,455)
Acquisition of property and equipment	(8,098)	(8,239)	(23,109)	(20,711)
Proceeds from sale of interests in surgery centers	2,877	151	4,969	151
Purchases of marketable securities	(3,486)	—	(3,486)	—
Other	4,527	52	2,082	107
Net cash flows used in investing activities	(2,118,391)	(49,145)	(2,158,192)	(79,908)
Cash flows from financing activities:
Proceeds from long-term borrowings	1,972,153	58,513	2,046,399	129,435
Repayment on long-term borrowings	(300,717)	(55,454)	(403,043)	(151,676)
Distributions to noncontrolling interests	(47,433)	(45,555)	(139,443)	(137,081)
Proceeds from preferred stock offering	172,500	—	172,500	—
Cash dividends for preferred shares	(2,239)	—	(2,239)	—
Proceeds from common stock offering	439,875	—	439,875	—
Proceeds from issuance of common stock upon exercise of stock options	504	9,561	2,150	23,289
Repurchase of common stock	(33)	(9,317)	(2,890)	(35,481)
Excess tax benefit from share-based compensation	198	680	2,288	1,890
Payments of equity issuance costs	(24,366)	—	(24,366)	—
Financing cost incurred	(65,673)	(111)	(65,673)	(1,257)
Other	322	25	(176)	961
Net cash flows provided by (used in) financing activities	2,145,091	(41,658)	2,025,382	(169,920)
Net increase (decrease) in cash and cash equivalents	149,170	5,580	143,241	(895)
Cash and cash equivalents, beginning of period	44,911	39,923	50,840	46,398
Cash and cash equivalents, end of period	$194,081	$45,503	$194,081	$45,503

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AMSG Reports Third-Quarter Results

November 4, 2014

AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(In thousands, except earnings per share)

Presented below is certain statement of earnings and operating data for 2014, which have been restated in order to present additional discontinued operations.

	Three Months Ended
	March, 31	June 30,
Statement of Earnings Data:	2014	2014
Revenues	$260,470	$279,170
Operating expenses:
Salaries and benefits	82,379	84,283
Supply cost	38,046	41,105
Other operating expenses	54,411	56,068
Transaction costs	—	3,579
Depreciation and amortization	8,289	8,465
Total operating expenses	183,125	193,500
Gain on deconsolidation	2,045	1,366
Equity in earnings of unconsolidated affiliates	764	539
Operating income	80,154	87,575
Interest expense, net	6,961	6,893
Earnings from continuing operations before income taxes	73,193	80,682
Income tax expense	13,016	12,838
Net earnings from continuing operations	60,177	67,844
Net earnings (loss) from discontinued operations	(63)	328
Net earnings	60,114	68,172
Net earnings attributable to noncontrolling interests	42,919	49,211
Net earnings attributable to AmSurg Corp. common shareholders	$17,195	$18,961

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$17,442	$18,831
Discontinued operations, net of income tax	(247)	130
Net earnings attributable to AmSurg Corp. common shareholders	$17,195	$18,961
Basic earnings (loss) per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.55	$0.59
Net earnings (loss) from discontinued operations	(0.01)	—
Net earnings	$0.54	$0.60
Diluted earnings (loss) per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.54	$0.58
Net earnings (loss) from discontinued operations	(0.01)	—
Net earnings	$0.54	$0.59
Weighted average number of shares and share equivalents outstanding:
Basic	31,716	31,825
Diluted	32,120	32,233

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AMSG Reports Third-Quarter Results

November 4, 2014

AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(In thousands, except earnings per share)

Presented below is certain statement of earnings and operating data for 2013, which have been restated in order to present additional discontinued operations.

	For the Three Months Ended				For the
	March 31,	June 30,	Sept. 30,	Dec. 31,	Year Ended
Statement of Earnings Data:	2013	2013	2013	2013	Dec. 31, 2013
Revenues	$254,280	$263,399	$263,035	$279,942	$1,060,656
Operating expenses:
Salaries and benefits	80,044	80,127	83,416	84,885	328,472
Supply cost	36,580	38,389	37,360	41,679	154,008
Other operating expenses	51,570	52,698	55,023	58,278	217,569
Transaction costs	35	140	110	15	300
Depreciation and amortization	7,899	8,014	8,239	8,361	32,513
Total operating expenses	176,128	179,368	184,148	193,218	732,862
Gain on deconsolidation	2,237	—	—	—	2,237
Equity in earnings of unconsolidated affiliates	402	696	1,095	958	3,151
Operating income	80,791	84,727	79,982	87,682	333,182
Interest expense, net	7,542	7,511	7,293	7,185	29,531
Earnings from continuing operations before income taxes	73,249	77,216	72,689	80,497	303,651
Income tax expense	12,038	12,516	11,161	13,042	48,757
Net earnings from continuing operations	61,211	64,700	61,528	67,455	254,894
Net earnings from discontinued operations	1,061	1,137	739	3,713	6,650
Net earnings	62,272	65,837	62,267	71,168	261,544
Net earnings attributable to noncontrolling interests	44,461	47,274	45,496	51,610	188,841
Net earnings attributable to AmSurg Corp. common shareholders	$17,811	$18,563	$16,771	$19,558	$72,703

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$17,404	$18,129	$16,659	$18,972	$71,164
Discontinued operations, net of income tax	407	434	112	586	1,539
Net earnings attributable to AmSurg Corp. common shareholders	$17,811	$18,563	$16,771	$19,558	$72,703
Basic earnings per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.56	$0.58	$0.53	$0.60	$2.27
Net earnings from discontinued operations	0.01	0.01	—	0.02	0.05
Net earnings	$0.57	$0.59	$0.53	$0.62	$2.32
Diluted earnings per share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.55	$0.57	$0.52	$0.59	$2.23
Net earnings from discontinued operations	0.01	0.01	—	0.02	0.05
Net earnings	$0.56	$0.58	$0.52	$0.61	$2.28
Weighted average number of shares and share equivalents outstanding:
Basic	31,217	31,208	31,376	31,549	31,338
Diluted	31,881	31,862	31,991	32,082	31,954

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AMSG Reports Third-Quarter Results

November 4, 2014

AMSURG CORP.
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes the gains or loss from deconsolidations, which are non-cash in nature, acquisition costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense (the majority of which relate to the Sheridan Transaction and which are of a nature and significance not generally associated with our historical individual center acquisition activity) and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the item excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, the Company utilizes the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of AmSurg as earnings before interest, income taxes, depreciation, amortization, share-based compensation, acquisition costs and gains or losses on deconsolidations and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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